Exhibit 10.1

TERMINATION AGREEMENT

This tERMINATION AGREEMENT (this “Agreement”) is effective as of February 15, 2023 (the “Effective Date”), by and among Good Works II Acquisition Corp., a Delaware corporation (“Good Works”), Direct Biologics, Inc., a Delaware corporation (“Company Topco”), DB Merger Sub, Inc., a Delaware corporation (“Company Merger Sub”), DB DRE LLC, a Delaware limited liability company (“DRE LLC”), and Direct Biologics, LLC, a Wyoming limited liability company (the “Company”). Good Works, the Company, Company Topco, Company Merger Sub, and DRE LLC shall each individually be referred to herein as a “Party” and, collectively as the “Parties”. The Company, Company Topco, Company Merger Sub, and DRE LLC shall each individually be referred to herein as a “Company Party” and, collectively as the “Company Parties” Reference is made to that certain Business Combination Agreement, dated as of October 12, 2022, by and among the Parties (the “Business Combination Agreement”) and capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Business Combination Agreement. In consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

1. Termination of the Business Combination Agreement. The Parties hereby agree (i) to terminate the Business Combination Agreement pursuant to Section 10.1(a) of the Business Combination Agreement by mutual consent of the Parties effective as of the Effective Date and (ii) that pursuant to Section 10.02 of the Business Combination Agreement, the Business Combination Agreement shall become void, and there shall be no Liability or obligation under the Business Combination Agreement on the part of any Party, except as set forth in Section 8.03(a), Section 8.03(b), Section 10.02 or Article XI of the Business Combination Agreement, and any corresponding definitions set forth in Article I of the Business Combination Agreement, which shall all survive the termination and remain valid and binding obligations of the Parties.

2. Termination of the Ancillary Agreements. The Parties acknowledge and agree that, effective as of the Effective Date, each of the Ancillary Agreements that have been entered into prior to the date hereof (other than the Confidentiality Agreement) shall be automatically terminated without further action on the part of the parties thereto and none of the provisions thereof shall be of any further force or effect, including provisions thereof, as the case may be, that by their terms would otherwise have survived such termination.

3. Mutual Release; Covenant Not to Sue.

(a) Good Works, on its own behalf and on behalf of its respective Related Parties, generally, irrevocably, unconditionally and completely releases and forever discharges each of the Company Parties and their respective former, present and future Related Parties (each party a “Company Released Party”) from any and all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including attorneys’ fees and costs), Liens, indemnification rights, damages (whether compensatory, punitive, or otherwise), losses, Actions and causes of action, in each case of the foregoing, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured (collectively “Claims”), arising, directly or indirectly, from any matter concerning, based upon, in connection with, or relating to any of the Transaction related matters, including (x) the Transaction Documents, (y) any breach, non-performance, action or failure to act by any of the Company Parties or any of their Related Parties under the Transaction Documents, and (z) the Transactions, the events leading to or relating to, or surrounding, the termination of the Transactions and the termination of the Transaction Documents (collectively, the “Good Works Released Claims”).

(b) Each of the Company Parties on its own behalf and on behalf of its respective Related Parties, generally, irrevocably, unconditionally and completely releases and forever discharges each of Good Works and its respective former, present and future and direct and indirect Related Parties (each such party and each of the Company Released Parties, a “Released Party”) from any and all Claims arising from any matter concerning, based upon, in connection with, or relating to, directly or indirectly, any of the Transaction related matters, including (x) the Transaction Documents, (y) any breach, non-performance, action or failure to act by Good Works or any of its Related Parties under the Transaction Documents, and (z) the Transactions, the events leading to or relating to, or surrounding, the termination of the Transactions and the termination of the Transaction Documents (other than the obligations of Sponsor pursuant to the Letter Agreement or the Confidentiality Agreement) (together with the Good Works Released Claims, the “Released Claims”).

(c) It is understood and agreed that clauses (a) and (b) of this Section 3 are a full and final release covering the respective Released Claims of the Parties and their respective Related Parties relating, directly or indirectly, to any of the Transaction Matters or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to respective Released Claims that such Party does not know or suspect to exist in its favor at the time of executing the release in this Agreement, which if known by such Party would have affected such Party’s agreement with the other Parties. In connection with such waiver and relinquishment, each Party acknowledges that such Party or such Party’s attorneys or agents may hereafter discover Claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, and which, if known on the date of the execution of this Agreement, might have materially affected such Party’s decision to enter into and execute this Agreement, but that it is their respective intention hereby fully, finally and forever to settle and release all of their respective Released Claims. In furtherance of such intention, the respective releases herein given by the Parties shall be and remain in effect as full and complete releases with regard to their respective Released Claims notwithstanding the discovery or existence of any such additional or different Claim or fact. Each Party further agrees that by reason of the releases contained herein, such Party is expressly assuming the risk of such unknown Released Claims and agrees that this Agreement applies thereto.

(d) Each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Released Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of an Action against any other Party or its Released Parties relating to any Released Claim. Each Released Party may plead this Agreement as a complete bar to any Released Claim brought in derogation of this Section 3(d).

(e) Nothing in this Section 3 shall: (i) apply to any Action by any Party to enforce its respective rights or obligations pursuant to this Agreement; (ii) apply to any Action by any party thereto to enforce its respective rights or obligations pursuant to the Confidentiality Agreement or the Letter Agreement; or (iii) constitute a release by any Party for any Claim arising under this Agreement. The covenants contained in this Section 3 shall survive the execution and delivery of this Agreement indefinitely regardless of any statute of limitations.

4. Representations of the Parties. Each Party represents and warrants to the other Parties as follows:

(a) This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Remedies Exceptions.

(b) Such Party has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Party of this Agreement have been duly and validly authorized by all necessary corporate or other action on the part of such Party.

(c) The execution and delivery of this Agreement by such Party does not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with or violate the Organizational Documents of such Party, (ii) conflict with or violate any Law applicable to such Party or by which any property or asset of such Party is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any property or asset of such Party pursuant to, any contract to which such Party is bound.

(d) Neither such Party nor any of its Related Parties has not heretofore assigned or transferred, or purported to assign or transfer, to any Person any Claim or cause of action released pursuant to clause (a) or (b) of Section 3 applicable to such Party. There are no Liens or claims of Lien, or assignments in law or equity or otherwise, of or against any Claim or cause of action released pursuant to clause (a) or (b) of Section 3 applicable to such Party.

5. Miscellaneous.

(a) Further Assurances. Each Party shall, and shall cause its Related Parties to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the terminations contemplated by this Agreement. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Related Parties to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Authority, in each case to the extent applicable, in connection with the Transactions.

(b) Entire Agreement; Successors and Assigns. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement and the Letter Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.

(c) Other Miscellaneous Terms. The provisions contained in Article I (Definitions), Section 10.03 (Expenses), Section 10.04 (Amendment), Section 10.05 (Waiver), Section 11.01 (Notices), Section 11.03 (Severability), Section 11.05 (Parties in Interest), Section 11.06 (Governing Law), Section 11.07 (Waiver of Jury Trial), 11.08 (Headings), Section 11.09 (Counterparts) and Section 11.10 (Specific Performance), in each case of the Business Combination Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, and made a part of this Agreement as if set forth fully herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GOOD WORKS II ACQUISITION CORP.

By	/s/ Cary Grossman
Name:	Cary Grossman
Title:	Chief Executive Officer

DIRECT BIOLOGICS, LLC

By	/s/ John Vacalis
Name:	John Vacalis
Title:	CLO & EVP

DB Merger Sub, Inc.

By	/s/ John Vacalis
Name:	John Vacalis
Title:	CLO & EVP

Direct Biologics, Inc.

By	/s/ John Vacalis
Name:	John Vacalis
Title:	CLO & EVP

DB DRE, LLC

By	/s/ John Vacalis
Name:	John Vacalis
Title:	CLO & EVP

[Signature Page to Termination Agreement]

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